SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549



                               FORM 11-K




(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED) for the fiscal year ended December 31, 1994

                 OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED) for the transition period from
____________________ to ____________________



                   COMMISSION FILE NUMBER 1-11377




                              PSI ENERGY, INC.
                     UNION EMPLOYEES' 401(k) SAVINGS PLAN
                           (Full title of the plan)





                                  CINERGY CORP.
         (Name of issuer of the securities held pursuant to the plan)





                             139 East Fourth Street
                              Cincinnati, OH  45202
               (Address of principal executive offices)

                  FINANCIAL STATEMENTS AND EXHIBITS





(a)  Financial Statements
     Report of Independent Public Accountants
     Statement of Financial Condition as of
          December 31, 1994
     Statement of Financial Condition as of
          December 31, 1993
     Statement of Income and Other Changes in Plan Equity
          for the Year Ended December 31, 1994
     Notes to Financial Statements
     Financial Statement Schedules (As Required By The Employee
          Retirement Income Security Act)
          Schedule I  - Schedule of Assets Held For Investment
                        Purposes - December 31, 1994
          Schedule II - Schedule of Reportable Transactions
                        for the year ended December 31, 1994

(b)  Exhibits
     1)  Consent of Independent Public Accountants

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Plan Administrator of
the PSI Energy, Inc. Union
Employees' 401(k) Savings Plan:

We have audited the accompanying statements of financial condition of the PSI ENERGY, INC. UNION EMPLOYEES' 401(k) SAVINGS PLAN as of December 31, 1994 and 1993, and the statement of income and other changes in plan equity for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1994 and 1993, and the results of its operations and changes in plan equity for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules I and II are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.




ARTHUR ANDERSEN LLP
Indianapolis, Indiana,
June 2, 1995.

                 PSI ENERGY, INC.
                 UNION EMPLOYEES' 401(k) SAVINGS PLAN
                 STATEMENT OF FINANCIAL CONDITION
                 AS OF DECEMBER 31, 1994



                                                     Participant Directed
                        Aggressive                                        Money
                          Equity    Conservative   Balanced     Bond      Market                 Participant
                           Fund      Equity Fund     Fund       Fund       Fund     Stock Fund    Loan Fund
ASSETS
  Investments
    (Schedule I)        $5,005,390   $2,705,679   $1,653,250  $335,860  $4,112,304  $ 9,159,536  $   697,594


  Contributions
   receivable (Note E):
    Participants            45,088       21,642       16,490     3,221      26,538       15,845         -
    PSI Energy, Inc.          -            -            -         -           -           -             -

                            45,088       21,642       16,490     3,221      26,538       15,845         -


NET ASSETS              $5,050,478   $2,727,321   $1,669,740  $339,081  $4,138,842   $9,175,381  $   697,594


PLAN EQUITY             $5,050,478   $2,727,321   $1,669,740  $339,081  $4,138,842   $9,175,381  $   697,594


                 The accompanying notes are an integral part of these financial statements.


                 Page 1 of 2

                 PSI ENERGY, INC.
                 UNION EMPLOYEES' 401(k) SAVINGS PLAN
                 STATEMENT OF FINANCIAL CONDITION
                 AS OF DECEMBER 31, 1994



                       Non-Participant
                          Directed
                                               Total
                         Stock Fund            Funds
ASSETS
  Investments
    (Schedule I)         $5,440,693         $29,110,306


  Contributions
   receivable (Note E):
    Participants               -                128,824
    PSI Energy, Inc.        672,588             672,588

                            672,588             801,412


NET ASSETS               $6,113,281         $29,911,718


PLAN EQUITY              $6,113,281         $29,911,718


                 The accompanying notes are an integral part of these financial statements.


                 Page 2 of 2

                 PSI ENERGY, INC.
                 UNION EMPLOYEES' 401(k) SAVINGS PLAN
                 STATEMENT OF FINANCIAL CONDITION
                 AS OF DECEMBER 31, 1993


                                                                             Participant Directed
                        Aggressive                                        Money
                          Equity    Conservative   Balanced     Bond      Market                 Participant
                           Fund      Equity Fund     Fund       Fund       Fund      Stock Fund   Loan Fund
ASSETS
  Investments
    (Schedule I)        $3,883,202   $2,196,279   $1,186,517  $297,309  $3,692,771   $9,362,484    $596,482


  Contributions
   receivable (Note E):
    Participants            35,108       19,091       10,836     3,147      27,450       13,788        -
    PSI Energy, Inc.          -            -            -         -           -            -           -

                            35,108       19,091       10,836     3,147      27,450       13,788        -


NET ASSETS              $3,918,310   $2,215,370   $1,197,353  $300,456  $3,720,221   $9,376,272    $596,482


PLAN EQUITY             $3,918,310   $2,215,370   $1,197,353  $300,456  $3,720,221   $9,376,272    $596,482


                 The accompanying notes are an integral part of these financial statements.




                 Page 1 of 2

                 PSI ENERGY, INC.
                 UNION EMPLOYEES' 401(k) SAVINGS PLAN
                 STATEMENT OF FINANCIAL CONDITION
                 AS OF DECEMBER 31, 1993



                         Non-Participant
                            Directed
                                              Total
                           Stock Fund         Funds
ASSETS
  Investments
    (Schedule I)           $3,562,705      $24,777,749


  Contributions
   receivable (Note E):
    Participants                 -             109,420
    PSI Energy, Inc.          531,579          531,579

                              531,579          640,999


NET ASSETS                 $4,094,284      $25,418,748


PLAN EQUITY                $4,094,284      $25,418,748


                 The accompanying notes are an integral part of these financial statements.




                 Page 2 of 2

                 PSI ENERGY, INC.
                 UNION EMPLOYEES' 401(k) SAVINGS PLAN
                 STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                 FOR THE YEAR ENDED DECEMBER 31, 1994

                                                     Participant Directed
                                Aggressive                                             Money
                                  Equity    Conservative   Balanced       Bond         Market
                                   Fund      Equity Fund     Fund         Fund          Fund

Investment income
  Interest                      $     -      $     -      $     -       $   -        $     -
  Dividends                        166,331      243,236       61,237      22,901        153,050

Net realized and unrealized
  depreciation of
  assets                          (252,438)    (243,886)    (166,997)    (31,914)          -
                                   (86,107)        (650)    (105,760)     (9,013)       153,050
Contributions
  (Notes D and E)
    Participants                 1,128,368       562,425     416,718      84,464        704,042
    PSI Energy, Inc.                  -             -           -           -              -
    Rollovers                           12          -              6        -              -

Transfers (to)/from
  Employees' 401(k)
  Savings Plan, net                   (502)       4,379         (144)        149          2,694

Withdrawals                        (44,898)     (38,540)     (53,993)     (5,497)       (93,633)
                                 1,082,980      528,264      362,587      79,116        613,103

Transfers between
  funds                            135,295      (15,663)     215,560     (31,478)      (347,532)

Income and other changes
  in Plan equity for
  the year                       1,132,168      511,951      472,387      38,625        418,621

Plan equity at beginning
  of the year                    3,918,310    2,215,370    1,197,353     300,456      3,720,221

Plan equity at end of
  the year                      $5,050,478   $2,727,321   $1,669,740    $339,081     $4,138,842

                 The accompanying notes are an integral part of these financial statements.

                 Page 1 of 2

                 PSI ENERGY, INC.
                 UNION EMPLOYEES' 401(k) SAVINGS PLAN
                 STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                 FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                  Non-Participant
                                  Participant Directed                Directed
                                             Participant                                      Total
                                 Stock Fund   Loan Fund              Stock Fund               Funds
Investment income
  Interest                      $      -       $ 38,719           $          -             $    38,719
  Dividends                         443,012        -                      221,777            1,311,544

Net realized and unrealized
  depreciation of
  assets                           (828,526)       -                     (219,866)          (1,743,627)
                                   (385,514)     38,719                     1,911             (393,364)

Contributions
  (Notes D and E)
    Participants                    406,056        -                         -               3,302,073
    PSI Energy, Inc.                   -           -                    2,074,513            2,074,513
    Rollovers                             6        -                         -                      24

Transfers (to)/from
  Employees' 401(k)
  Savings Plan, net                   2,782        -                        3,558               12,916

Withdrawals                        (204,993)    (11,623)                  (50,015)            (503,192)
                                    203,851     (11,623)                2,028,056            4,886,334

Transfers between
  funds                             (19,228)     74,016                   (10,970)                -

Income and other changes
  in Plan equity for
  the year                         (200,891)    101,112                 2,018,997            4,492,970

Plan equity at beginning
  of the year                     9,376,272     596,482                 4,094,284           25,418,748

Plan equity at end of
  the year                       $9,175,381    $697,594           $     6,113,281          $29,911,718

                 The accompanying notes are an integral part of these financial statements.

                 Page 2 of 2

                 PSI ENERGY, INC.
                 UNION EMPLOYEES' 401(k) SAVINGS PLAN
                 NOTES TO FINANCIAL STATEMENTS


Note A - Plan Description:

         The PSI Energy, Inc. Union Employees' 401(k) Savings Plan (Plan) is a defined contribution plan covering union employees of PSI Energy, Inc. (Energy) who meet minimum age and service requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The administrative expenses of the Plan are paid by Energy. Further details of the Plan are provided in the Summary Plan Description which has been distributed to all Plan participants.

         The Trustee of the Plan is U.S. Trust Company of California, N.A.

Note B - Accounting Principles:

         The accounts of the Plan are maintained on an accrual basis. Assets of the Plan are valued at current market value. Requests for withdrawal received but not yet processed by the Plan have not been reflected in the financial statements and total $2,600 for 1994 and $16,983 for 1993.

The 1993 financial statements have been restated to conform to the presentation of the 1994 financial statements.

Note C - Income Tax Status:

On November 30, 1994 Energy filed with the Internal Revenue Service an initial request for determination that the Plan is a qualified plan under Section 401(a) and the trust is exempt from Federal income tax under Section 501(a) of the Internal Revenue Code of 1986 (Code). Energy believes the Plan is currently operating as a qualified plan under Section 401(a), and Energy intends to make any additional amendments to the Plan which may be required by the Internal Revenue Service as a condition to the issuance of such a determination letter. The discussion of Federal income tax effect to participants that follows assumes a favorable determination by the Internal Revenue Service regarding qualification of the Plan.

              Federal Income Tax Effect to Participants

                   a.  General

                   Qualification of the Plan under Section 401(a) of the Code means that a participant is not subject to Federal income taxes on amounts contributed to the participant's Deferred Compensation Account (pre-tax participant contributions), Company Matching Account (Energy contributions) and Incentive Matching Account (Energy contributions based on meeting certain corporate goals), or earnings thereon, until such amounts are distributed to the participant or to a beneficiary in the event of the participant's death. Contributions to the participant's Deferred Compensation Account are subject to Federal employment (FICA) taxes and may be subject to certain state and local income taxes.


                   b.  Contributions to Participants' Accounts

                   Contributions to a participant's Deferred Compensation Account reduce the amount of compensation subject to Federal income tax to the extent of the contributions. The Code limits the average of the percentages of annual compensation deferred under the Plan by "highly compensated employees" to a certain multiple of the average of the percentages of annual compensation deferred by eligible employees who are not "highly compensated employees." The total of a participant's Deferred Compensation Contributions under the Plan plus, in the case of a participant who during the year was also employed by an organization other than Energy, all similar contributions made by or for the participant under a comparable plan maintained by such other employer cannot exceed $7,000, as adjusted under Code Section 415(g)(5) beginning January 1, 1988 (the applicable amount for 1994 is $9,240). The Plan also permits participants to make After-Tax Contributions to the Plan. The sum of all contributions (including contributions to a participant's Deferred Compensation Account, Company Matching Account, Incentive Matching Account and After-Tax Contribution Account under the Plan) to all qualified defined contribution plans and qualified defined benefit plans maintained by Energy cannot exceed the lesser of (i) 25% of the participant's earnings for the plan year or (ii) $30,000 or, if greater, one-fourth of the dollar limitation then in effect pursuant to Code Section 415(d) or allowable under Code Section 415(c)(6).

                   c.  Penalty Tax on Distributions Before Age 59 1/2

                   If, prior to age 59 1/2, a distribution is received from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, such distribution is taxed as ordinary income and may be subject to an additional 10% penalty tax unless one of the statutory exceptions to such penalty tax applies. Similarly, distributions prior to age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings. Such earnings are taxed as ordinary income and may be subject to the 10% penalty tax unless one of the statutory exceptions to the penalty tax applies. Distributions made after age 59 1/2 from a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account are taxed as ordinary income. Distributions made after age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings and such earnings are taxed as ordinary income.

                   d.  Distribution Upon Disability or Termination of
                       Employment

                   The Plan provides that distribution upon disability, retirement, death, or termination of employment may be made in a lump sum or in a series of equal annual installments over a period not to exceed the lesser of 10 years, the participant's life expectancy, or the joint life expectancy of the participant and the participant's beneficiary. If the distribution is made in a lump sum, the entire amount distributed from a participant's Deferred Compensation


         Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the After-Tax Contribution Account, may qualify for special rules applicable to lump sum distributions. Otherwise, such amount is taxed as ordinary income. The qualifying amount of the lump sum distribution may be eligible in certain circumstances for 5-year or 10-year averaging. If a lump sum distribution from the Plan includes shares of CINergy Corp. (CINergy) common stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

                   If the distribution of a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account is made in installments, then each payment is taxed as ordinary income. If the distribution of a participant's After-Tax Contribution Account is made in installments, then the portion of each payment representing earnings is taxed as ordinary income. If an installment payment includes shares of CINergy common stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

                   e.  Rollover of a Distribution

                   If a distribution is made in a lump sum, the participant may, under certain circumstances, roll over to a qualified employee benefit trust described in Section 401(a) of the Code or an individual retirement account described in Section 408 of the Code the entire amount distributed from his Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from his After-Tax Contribution Account. If a participant's spouse receives a lump sum distribution as a result of the participant's death, the spouse may defer taxation of the entire amount distributed from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the participant's After-Tax Contribution Account, to the extent that such amount is contributed to an individual retirement account in accordance with applicable law.



Note D - Investment Programs:

         The investment programs of the Plan are as follows:

         Participant contributions - Upon enrollment or re-enrollment, participants shall direct that their contributions, including any rollover contributions, be invested in one or more of the following investment options:

         -   Aggressive Equity Fund

             The Aggressive Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by Energy, with the principal purpose of seeking maximum appreciation in value.

         -   Conservative Equity Fund

             The Conservative Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by Energy, with the principal purpose of matching or exceeding the performance of a recognized index of stocks or securities.

         -   Balanced Fund

The Balanced Fund invests in equities, bonds and short-term instruments, as determined by Energy, with the principal purpose of reducing risk over the long term by diversifying holdings among the three asset groups and within the groups.

         -   Bond Fund

The Bond Fund invests in securities that include obligations of the U.S. treasury, U.S. Agencies, corporations, mortgage-backed obligations, and U.S. dollar-denominated obligations of foreign governments with the principal purpose of seeking current income consistent with the preservation of capital.

         -   Stock Fund

             The Stock Fund invests primarily in common stock of CINergy Corp., the parent company of Energy. (See Note H)

         -   Money Market Fund

             The Money Market Fund invests in high quality money market instruments including certificates of deposit, commercial paper, short-term corporate and U.S. Government obligations and bankers' acceptances issued by major banks. The purpose of the Fund is to seek high money market yields while maintaining preservation of capital.

         Energy contributions - Energy provides a discretionary matching contribution as determined by Energy's Board of Directors. The matching percentage and the maximum percentage of compensation to be used in the calculation of the matching contributions will be determined by Energy's Board of Directors with respect to each plan year. Matching contributions are vested immediately. All Energy contributions are invested in the Stock Fund; however, participants may elect to transfer funds from the Stock Fund into another fund as described above, if the Stock Fund investments were contributed prior to January 1, 1992. On January 1, 1992, Energy's Board of Directors approved an increase in the matching contribution and also approved an incentive matching contribution if Energy meets certain goals established by the Board. The matching and incentive matching funds contributed after January 1, 1992 must remain in the Stock Fund until the participant reaches age 55 and are shown on the Statement of Financial Condition and Statement of Income and Other Changes in
         Plan Equity as "Non-Participant Directed" funds.

         The number of Plan participants invested in each fund was as follows:

                                                       December 31,
                                                      1994       1993

         Aggressive Equity Fund                        969        885

         Conservative Equity Fund                      649        623

         Balanced Fund                                 387        302

         Bond Fund                                     155        161

         Money Market Fund                             735        774

         Stock Fund                                   1601      1,512

Note E - Contributions Receivable:

Amounts include investments made in the month subsequent to the date of the financial statements of $185,346 and $159,326 for 1994 and 1993, respectively, and the incentive matching contribution of $616,066 and $481,673 for 1994 and 1993, respectively.

Note F - Party-in-Interest and Reportable Transactions:

                 Transactions in CINergy stock qualify as party-in-interest transactions, since CINergy Corp. is the employer of employees covered by the Plan. In addition, all transactions involving the mutual funds are party-in-interest transactions, since Fidelity
Investments manages the funds and is the recordkeeper for the Plan.

                 See Schedule II for a Summary of Reportable Transactions.

Note G - Participant Loan Fund:

         The Plan permits participants to borrow from their Deferred Compensation Account and ESOP rollover account subject to Department of Labor regulations. A participant may have up to three loans outstanding at any one time. Participants select the repayment period, not to exceed 54 months. The annual interest rate is determined using comparable factors applied by commercial banks in making loan decisions. The maximum amount available for a loan is fifty percent (50%) of the eligible account balances to a maximum of $50,000. The amount used to secure a loan is 50% of the eligible account balances.



Note H - Reorganization of Plan Sponsor's Parent:

In October 1994, PSI Resources, Inc. (Resources), parent company of Energy, and The Cincinnati Gas & Electric Company effected a corporate reorganization which resulted in a newly formed corporation named CINergy Corp. (CINergy). CINergy is a registered holding company under the Public Utility Holding Company Act of 1935. Energy is an operating subsidiary of CINergy. Pursuant to the reorganization, each outstanding share of common stock of Resources in the Stock Fund was exchanged for 1.023 shares of CINergy common stock, $.01 par value.


Note I - Reconciliation of Financial Statements to Form 5500:

The following is a reconciliation of Plan equity per the financial statements to net assets per the Form 5500:

                                                  December 31, 1994

     Plan equity per financial statements            $29,911,718
     Amounts allocated to withdrawing
       participants                                       (2,600)

     Net assets per Form 5500                        $29,909,118

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                      Year ended
                                                  December 31, 1994

     Withdrawals per financial statements             $  503,192
     Add:  Amounts allocated to withdrawing
          participants at December 31, 1994                2,600

     Benefits paid to participants per Form 5500      $  505,792

Amounts allocated to withdrawing participants are recorded on the Form 5500 for distributions that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                                           Schedule I
PSI ENERGY, INC.
UNION EMPLOYEES' 401(k) SAVINGS PLAN
EIN 35-0594457
PLAN 101
ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1994

                                                                  Approximate
                                                                  Market Value
         Investment                 Shares        Cost         Amount      %

Aggressive Equity Fund

    *Fidelity Magellan Fund       74,930.982   $ 4,972,133  $ 5,005,390   17.2

Conservative Equity Fund

    *Fidelity Equity-
       Income Fund                88,132.880     2,603,665    2,705,679    9.3

Balanced Fund

    *Fidelity Asset Manager
       Fund                      119,540.845     1,745,089    1,653,250    5.7

Bond Fund

    *Fidelity U.S. Bond
       Index Fund                 33,687.069       364,004      335,860    1.1

Money Market Fund

    *Fidelity Retirement
       Money Market                     -        4,112,304    4,112,304   14.1

Stock Fund

    *CINergy Corp.
       Common Stock,
       $.01 Par Value
       - Participant Directed     389,767.462    6,816,670    9,159,536   31.5
       - Non-Participant Directed 231,518.870    4,860,617    5,440,693   18.7

Participant Loan Fund
     Interest 5.35%-6.95%                -         697,594      697,594    2.4

TOTAL INVESTMENTS                              $26,172,076  $29,110,306  100.0

*Denotes a party-in-interest transaction

                                                                                           Schedule II

PSI ENERGY, INC.
UNION EMPLOYEES' 401(k) SAVINGS PLAN
EIN 35-0594457
PLAN 101
ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                                     Current Value       Net
                              Number of     Purchase     Selling      Book Value      of Asset on      Realized
                            Transactions     Price        Price     of Asset Sold  Transaction Date  Gain/(Loss)
Purchases
  CINergy Stock Fund              15      $14,655,721  $      -       $     -        $14,655,721       $   -
  PSI Stock Fund                  51        1,097,867         -             -          1,097,867           -
  Fidelity Magellan Fund          94        1,374,723         -             -          1,374,723           -
  Fidelity Retirement Money
    Market Fund                   88        1,073,886         -             -          1,073,886           -

Sales
  CINergy Stock Fund               8             -          55,492        50,486          55,492          5,006
  PSI Stock Fund                  39             -      14,023,056    14,130,567      14,023,056       (107,511)
  Fidelity Magellan Fund          39             -         252,535       242,782         252,535          9,753
  Fidelity Retirement Money
    Market Fund                   83             -         654,353       654,353         654,353           -

                            SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act on 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PSI ENERGY, INC. UNION EMPLOYEES' 401(k)
Date:  June 28, 1995                             SAVINGS PLAN

                                                  (The Plan)




                                                Jerry W. Liggett
                                               (Jerry W. Liggett,
                                               Plan Administrator)

                                                         EXHIBIT 1









CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into CINergy Corp.'s previously filed Registration Statement File No. 33-56067.




ARTHUR ANDERSEN LLP
Indianapolis, Indiana,
June 28, 1995.